Exhibit 99.1

NEWS RELEASE

CENTRACORE PROPERTIES TRUST REPORTS

THIRD QUARTER 2006 EARNINGS

Palm Beach Gardens, Fla. – November 8, 2006 — CentraCore Properties Trust (“CPT” or the “Company”) (NYSE: CPV), a real estate investment trust (REIT), today announced operating results for the three and nine months ended September 30, 2006.

Net income for the quarter ended September 30, 2006 was $3.8 million, or $0.34 per diluted share on revenue of $8.0 million, compared to net income of $4.6 million, or $0.41 per diluted share, on revenue of $7.1 million for the quarter ended September 30, 2005. Funds from Operations (the non-GAAP financial measure described and reconciled below) for the quarter ended September 30, 2006 was $5.4 million, or $0.49 per diluted share, compared to $6.0 million, or $0.54 per diluted share, for the third quarter of 2005.

Net income for the nine months ended September 30, 2006 was $13.0 million, or $1.17 per diluted share on revenue of $23.3 million, compared to net income of $13.5 million, or $1.22 per diluted share, on revenue of $21.0 million for the nine months ended September 30, 2005. Funds from operations for the nine months ended September 30, 2006 was $17.7 million, or $1.60 per diluted share, compared to $17.9 million, or $1.61 per diluted share, for the nine months ended September 30, 2005.

The decrease in net income and Funds from Operations for the three and nine months ended September 30, 2006 is primarily due to increased general and administrative expenses, including increased legal and other professional fees, incurred in connection with the Company’s exploration of strategic alternatives during this period and the negotiation and execution of an Agreement and Plan of Merger (the “Merger Agreement”) with The GEO Group Inc. and its subsidiary on September 19, 2006, as discussed below. The increase in general and administrative expenses was partially offset by the contribution to earnings from the acquisition of the Mesa Verde Facility in January 2006 and the completion of the new 600-bed expansion on the Lawton Facility in August 2006.

Proposed Merger with The GEO Group, Inc.

On September 19, 2006, the Company entered into the Merger Agreement with The GEO Group, Inc. and GEO Acquisition II, Inc., pursuant to which the Company will be merged with and into GEO Acquisition II, Inc. The Merger Agreement provides that, through the effective time of the merger, the Company may continue to declare and pay regular quarterly dividends of $0.46 per share on the Company’s common stock.

At the effective time of the merger, each share of the Company’s common stock issued and outstanding will be converted into the right to receive $32.00 in cash, without interest, plus an amount equal to a quarterly dividend of $0.46 per share, prorated for the number of days between the last day of the last quarter for which full quarterly dividends on the Company’s common stock have been declared and paid and the closing date (including the closing date).

The merger, which is currently expected to occur either late in 2006 or in the first quarter of 2007, is conditioned upon customary closing conditions, including the approval of holders of two-thirds of the Company’s common stock, but contains no financing contingencies.

As a result of the pending merger, the Company will no longer continue the practice of providing earnings guidance.

CentraCore Properties Trust, based in Palm Beach Gardens, Fla., was formed in February 1998 to capitalize on the growing trend toward privatization in the corrections industry. CPT has expanded its scope to include essential purpose government real estate projects outside the corrections sector, including mental health and higher education facilities. CPT is dedicated to ownership of properties under long-term, triple-net leases, which minimizes occupancy risk and development risk. CPT currently owns 13 correctional facilities in nine states, all of which are leased, with an aggregate completed design capacity of 8,671 beds.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are qualified in their entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include the Company’s Form 10-K for the fiscal year ended December 31, 2005 and subsequent periodic reports. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact: CentraCore Properties Trust Shareholder Services (561) 630-6336, or access Company information at www.CentraCorePropertiesTrust.com

CENTRACORE PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
Revenue
Rental	$7,980	$7,050	$23,228	$20,878
Interest	30	30	59	101

	8,010	7,080	23,287	20,979

Expenses
Depreciation	1,640	1,474	4,790	4,382
General and administrative	1,918	766	3,942	2,236
Interest	652	279	1,572	832

	4,210	2,519	10,304	7,450

Net income	$3,800	$4,561	$12,983	$13,529

Net income per common share
Basic	$0.35	$0.42	$1.18	$1.23

Diluted	$0.34	$0.41	$1.17	$1.22

Weighted average number of shares outstanding
Basic	10,993	10,992	10,993	10,991

Diluted	11,095	11,105	11,085	11,091

CENTRACORE PROPERTIES TRUST

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate properties, at cost:
Correctional and detention facilities	$286,043	$257,516
Less—accumulated depreciation	(44,843)	(40,078)

Net real estate properties	241,200	217,438
Cash and cash equivalents	274	414
Deferred financing costs, net	107	644
Corporate office, net	1,356	1,388
Other assets	2,897	2,535

Total assets	$245,834	$222,419

Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$3,255	$4,523
Revolving line of credit	31,300	4,500

Total liabilities	34,555	9,023

Commitments and contingencies

Shareholders’ equity
Preferred shares, $.001 par value; 50,000,000 shares authorized; none outstanding	—	—
Common shares, $.001 par value; 150,000,000 shares authorized; 11,003,050 and 10,997,250 shares issued and outstanding, respectively	11	11
Capital in excess of par value	220,848	220,835
Distributions in excess of accumulated earnings	(9,580)	(7,370)
Unearned compensation	—	(80)

Total shareholders’ equity	211,279	213,396

Total liabilities and shareholders’ equity	$245,834	$222,419

FUNDS FROM OPERATIONS

Management believes funds from operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles (“GAAP”)) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company computes FFO in accordance with the current standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of its consolidated operating results, FFO should be examined in conjunction with net income as presented in the unaudited consolidated financial statements for corresponding periods.

The table below presents a reconciliation of net income to FFO for the three and nine months ended September 30, 2006 and 2005.

(Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006		2005
Net income		$3,800		$4,561		$12,983		$13,529
Add: Depreciation and amortization (a)		1,631		1,474		4,764		4,382

Funds from operations (“FFO”)		$5,431		$6,035		$17,747		$17,911

(a) Excludes depreciation of the corporate office and office equipment of $9 and $0 for the three months ended September 30, 2006 and 2005, respectively, and $26 and $0 for the nine months ended September 30, 2006 and 2005, respectively.

Weighted average shares outstanding, basic		10,993		10,992		10,993		10,991
Weighted average shares outstanding, diluted		11,095		11,105		11,085		11,091

FFO per share
Basic Diluted	$ $	0.49 0.49	$ $	0.55 0.54	$ $	1.61 1.60	$ $	1.63 1.61

Other Information
Straight-line rents in excess of contract rents		$193		$(1)		$132		$25
Amortization of deferred financing costs		$180		$194		$539		$580